Exhibit 23


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the use of our report dated January 13, 1997, included in the Annual Report on Form 10-K of Lilly Industries, Inc. for the year ended November 30, 1996, with respect to the consolidated financial statements, as amended, included in this Form 10-K/A.


                                                            /s/Ernst & Young LLP

Indianapolis, Indiana
July 23, 1997